UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2021

BLACKBOXSTOCKS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41051	45-3598066
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective December 1, 2021, Blackboxstocks, Inc., a Nevada corporation (the “Company”) appointed Brandon Smith, 51, to serve as its Chief Technology Officer.

Prior to his appointment, Mr. Smith served as a principal of Cyfeon Solutions, a consulting firm he founded in 2009. Cyfeon is a Financial Services vertical focused on operational and regulatory compliance. Financial Institutions such as Schwab, HSBC, Cowen, and more use Cyfeon's purpose built solutions to federate and analyze large and disparate sources of data.  Mr. Smith has worked with the Company through Cyfeon since 2016 and has served as the lead architect and developer for our real-time web application.

Prior to founding Cyfeon, Mr. Smith held executive-level roles at S3 and Lavastorm.  At S3, he had overall executive responsibilities for sales, delivery and operations for the telecommunications vertical.  At Lavastorm, he was part of the leadership team that transition the company from a services provider to a global, best-in-class analytics software company. At Lavastorm he held several executive roles including, VP of Engineering, VP of Services and VP of Global Marketing and Product Management. During his tenure at Lavastorm, he managed large, globally distributed teams, launched business units in Europe and Australia and was part of the deal team that oversaw the acquisition of Lavastorm by UK-based Martin Dawes Systems and the subsequent acquisition of Sweden-based Visual Wireless.

Mr. Smith holds an MBA from Southern Methodist University, a BBA in CIS from Texas State University and served four years in the United States Marine Corps.

Cyfeon Solutions was paid $415,030 in 2017, $4,200 in 2019, $65,000 in 2020 and $168,062 for consulting services rendered to the Company.

There are no arrangements or understandings between Mr. Smith and any other persons pursuant to which he was appointed Chief Technology Officer. There are no family relationships between Mr. Smith and any director or executive officer of the Company, and other than as described herein, Mr. Smith does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As Chief Technology Officer, Mr. Smith will receive an annual base salary of $180,000 and a stock option award for the purchase of 50,000 shares of common stock of the Company at an exercise price of $3.42 that vests ratably over 3 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2021

BLACKBOXSTOCKS INC.

By:	/s/ Gust Kepler
Gust Kepler, President and Chief Executive Officer